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First National Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)

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FIRST NATIONAL BANCSHARES, INC.
215 N. Pine Street
Spartanburg, S.C. 29302

Notice of Annual Meeting of Shareholders

Dear Fellow Shareholders:

        We cordially invite you to attend the 2004 Annual Meeting of Shareholders of First National Bancshares, Inc. (the “Company”), the holding company for First National Bank of Spartanburg. At the meeting, we will report on our performance in 2003 and answer your questions. We are excited about our accomplishments and we look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

        This letter serves as your official notice that we will hold the meeting on Tuesday, April 20, 2004 at 5:30 p.m. at our main office facility at 215 N. Pine St., Spartanburg, SC for the following purposes:

1.	To elect four members to the Board of Directors of the Company; and
2.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

        Shareholders owning our common stock at the close of business on March 1, 2004 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the Company’s offices prior to the meeting.

        Please use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the Board of Directors,

/s/ Jerry L. Calvert	/s/ Norman F. Pulliam
Jerry L. Calvert	Norman F. Pulliam
President and CEO	Chairman

Spartanburg, South Carolina
March 22, 2004

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FIRST NATIONAL BANCSHARES, INC.
215 N. Pine Street
Spartanburg, S.C. 29302

Proxy Statement For Annual Meeting of
Shareholders to be Held on April 20, 2004

        Our Board of Directors is soliciting proxies for the 2004 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

Voting Information

        The Board has set March 1, 2004 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,802,846 shares outstanding after the 3 for 2 stock split distributed on March 1, 2004. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

        Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold your shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

        When you sign the proxy card, you appoint Jerry L. Calvert and Norman F. Pulliam as your representatives at the meeting. Mr. Calvert and Mr. Pulliam will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Calvert and Mr. Pulliam will vote your proxy for the election to the Board of Directors of all nominees listed below under “Election Of Directors”. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Calvert and Mr. Pulliam will vote your proxy on such matters in accordance with their judgment.

        You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

        We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Upon written or oral request, we will promptly deliver a separate copy of our annual report, our annual report on Form 10-KSB, or this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 22, 2004.

Proposal No. 1:   Election of Directors

        The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class II directors, whose names are listed below, will expire at the meeting:

Class II

Dr. Gaines W. Hammond, Jr.
Benjamin R. Hines
Peter E. Weisman
Donald B. Wildman

        Shareholders will elect four nominees as Class II directors at the meeting to serve a three-year term, expiring at the 2007 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the four nominees receiving the highest number of votes will be elected.

        The Board of Directors recommends that you elect Dr. Gaines W. Hammond, Jr., Benjamin R. Hines, Peter E. Weisman, and Donald B. Wildman as Class II directors.

        If you submit a proxy but do not specify how you would like it to be voted, Mr. Calvert and Mr. Pulliam will vote your proxy to elect Dr. Hammond, Mr. Hines, Mr. Weisman, and Mr. Wildman. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Calvert and Mr. Pulliam will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

        Set forth below is certain information about the nominees. Each of the nominees is also an organizer and director of our subsidiary, First National Bank of Spartanburg:

        Dr. Gaines W. Hammond, Jr., 55, Class II director, is a urologist practicing in Spartanburg since 1980 when he founded Hammond Urology, P.A. Currently, he is practicing with Hammond Urology PA and has served as chairman of the Mary Black Physician Group and Leadership Council. Dr. Hammond graduated from Washington & Lee University in 1971 and from the Medical University of S.C. in 1974 and received surgery and urologic training at Indiana University. He founded Medstone International of Irvine, California in 1984. From 1992 to 1996, he served as Chairman of the Board of Maxum Health Care, Inc. headquartered in Dallas, Texas which provides MRI services in twenty-six states. He founded Hammond Capital in 1989 which consults, develops, and invests in the medical technology industry. He is a consultant to Boston Scientific Corporation and holds numerous patents on medical devices. He is an active member of First Presbyterian Church of Spartanburg. He is a board-certified urologic surgeon, is a member of a number of related professional organizations and is Chairman of the Board of Profit Lab.

        Benjamin R. Hines, 47, Class II director, has been president of Spencer/Hines Properties, a commercial real estate firm located in Spartanburg since 1986. He has been involved in numerous real estate brokerage and development projects including retail, office, and industrial facilities. Mr. Hines was also President of Palmetto Golf, Inc., a golf course management company, and currently serves as a partner in Advance Business Funding, LLC, a local company specializing in factoring. He also holds South Carolina and North Carolina real estate licenses, and he has been licensed as a Certified Financial Planner since 1989. Mr. Hines graduated from Wofford College in 1978 with a Bachelor’s Degree in Economics. He has served on the Eastern Regional Advisory Board of American Federal Bank (CCB Financial) from 1994 until April 1999. In addition, he has acted as a Board Member for the Pine Street YMCA and the Mary Black Hospital Advisory Committee and was Chairman of the Board for Child Evangelism Fellowship, a non-profit Christian Ministry.

        Peter E. Weisman, 66, Class II director, is an owner and managing member of Peter Weisman / Kinney Hill Associates, LLC, a real estate development company established in 1989 and located in Spartanburg. Mr. Weisman has also been a general partner of P & J Realty Co., a real estate development company located in New York, New York, since 1969. He graduated from the University of Pennsylvania in 1961 with a degree in architecture. Mr. Weisman is an AIA licensed architect and an active member of the Society of 1921 Spartanburg Regional Foundation.

        Donald B. Wildman, 54, Class II director, is a managing partner of the law firm of Johnson, Smith, Hibbard, and Wildman, LLP. Mr. Wildman has been a transactions attorney with the firm since 1974. He maintains an active role in the business community with ownership interests in several real estate properties in the Spartanburg area. He graduated from Wofford College in 1971 with a Bachelor of Arts degree, and received his juris doctor from the University of South Carolina School of Law in 1974. He is an active member of the Spartanburg County Home Builders Association, the Spartanburg County Historical Association, the Real Estate Practices Section Council of the S.C. Bar Association and a member and elder of Westminster Presbyterian Church of Spartanburg. Mr. Wildman has served as chairman of both the City of Spartanburg Board of Architectural Design and Historical Review and the City Planning Commission.

        Set forth below is also information about each of our other directors and executive officers. The terms of the Class III directors expire at the 2005 Annual Shareholders Meeting. The terms of the Class I directors will expire at the 2006 Annual Shareholders Meeting. Each director is also an organizer and a director of our subsidiary bank.

        C. Dan Adams, 44, Class III director, has been the president and principal owner of The Capital Corporation of America, Inc., an investment banking company located in Spartanburg, since 1991. He is also president and owner of The Capital Finance Group, Inc., a merger and acquisitions company located in Spartanburg. From 1981 until 1991, he was an employee and vice president of C&S National Bank. Mr. Adams maintains an active role in the business community with ownership interests in several hotel, assisted living, and restaurant businesses. Mr. Adams holds SEC Series 22 and SEC Series 63 and Series 62 licenses from the NASD and is a certified business intermediary and a Masters Mergers & Acquisitions designation. He graduated from the University of South Carolina-Spartanburg in 1983 with a degree in business administration. He is a graduate of The Banking School of the South (Louisiana State University, 1989) and is a Certified Commercial Investment member. He is an active member of the First Baptist Church of Spartanburg.

        Mellnee G. Buchheit, 56, Class I director, has been the president of Buchheit News Management, Inc., a firm specializing in media investments, since 1993. From 1980 until 1993, Ms. Buchheit worked in the public relations department for Mid-South Management Company, Inc., a media investment company. She also serves as a director for Wayne Printing Co., Inc. and Hometown News, Inc. Ms. Buchheit graduated from Winthrop University with a degree in education in 1969. She currently serves on the board of trustees for Spartanburg Methodist College, Spartanburg Little Theatre and the Walker Foundation. She is a past board member of the Arts Council, Friends of the Arts, Science Center, Spartanburg Day School and the Spartanburg Regional County Foundation. Ms. Buchheit is presently a member of Westminster Presbyterian Church, the Lady Slipper Garden Club, the Fannie Louise Holcombe Book Club and the Junior League of Spartanburg (sustainer).

        Jerry L. Calvert, 55, Class I director, is the chief executive officer and president of First National Bancshares, Inc. and the First National Bank of Spartanburg. He has over 30 years of experience in the financial services industry. Mr. Calvert was the senior vice president and regional manager for American Federal Bank from 1984 until March 1999, when he resigned to help organize First National Bank of Spartanburg. From 1977 until 1984, he was vice president and city executive for Southern Bank & Trust, located in Gaffney, South Carolina. From 1974 until 1977, Mr. Calvert was a loan officer with First National Bank of South Carolina. Mr. Calvert graduated from Wofford College in 1974 with a Bachelor of Arts degree in economics. He is also a graduate of The Bankers School of the South at Louisiana State University and the National Commercial Lending School at the University of Oklahoma. Mr. Calvert currently serves on the board of directors of the Spartanburg Urban League, the board of directors of Spartanburg March of Dimes and the board of trustees for Spartanburg Methodist College. He is a former chairman of the board of the Cities and Schools and a former director and chairman of the board of the Big Brothers/Sisters of Spartanburg. He is a retired Lt. Colonel in the U.S. Marine Reserves and a Vietnam veteran. Mr. Calvert was Rotarian of the Year in 1998-1999 and is currently president of the Spartanburg Rotary Club. He was the 2000 chairman of the board of the Spartanburg Area Chamber of Commerce.

        Martha Cloud Chapman, 81, Class III director, graduated from the University of North Carolina – Greensboro in 1942 with a degree in art. Ms. Chapman previously was the first female board member of the Spartanburg County Foundation, the South Carolina Development Board, and the South Carolina Mining Council and the chairman of Governor Jim Edward’s Inaugural Ball. She was also a past board member of the Spartanburg Music Foundation, the South Carolina Election Commission, the South Carolina Health Coordinating Commission, Trustee at Queens College for 12 years, the Palmetto Conservation Foundation and a past member of Clemson University’s board of visitors. Ms. Chapman currently serves on the board of directors for the SC School for the Deaf & Blind Foundation, Spartanburg Methodist College, the Palmetto Greenway Alliance and Converse College Alumnae Associates. Ms. Chapman is currently an elder of the First Presbyterian Church, a sustainer of the Junior League of Spartanburg, and a trustee of the YMCA foundation.

         W. Russel Floyd, Jr., 53, Class I director, has been the president of W. R. Floyd Services, Inc., a funeral home and cemetery operation located in Spartanburg, since 1978, the president of Westwood Memorial Gardens, Inc., a cemetery located in Spartanburg, and the vice president of Piedmont Crematory since 1980. He also serves as the president of Business Communications, Inc., a local provider of telephone services and equipment since 1984. Mr. Floyd graduated from the University of North Carolina – Chapel Hill in 1972 with a Bachelor of Science degree in business administration, and he received a Bachelor of Arts degree in psychology from the University of North Carolina – Charlotte in 1977. He served on the advisory board for Wachovia of Spartanburg from 1994 until April 1999 and was past president of the Spartanburg Boy’s Home for two terms while serving on the board from 1986 until 1999. Mr. Floyd served on the board of deacons at First Presbyterian Church of Spartanburg and the board of trustees for the Spartanburg YMCA. Mr. Floyd is also a member of the Spartanburg Rotary Club. He is currently serving a two year term on the South Carolina Perpetual Care Cemetery Board which expires January 2005.

         Dr. C. Tyrone Gilmore, Sr., 60, Class III director, is Vice President/Customer Relations at Compass Learning, Inc. and the retired superintendent of Spartanburg County School District 7, where he has served in numerous capacities since 1965 including principal, assistant principal, teacher, and athletics coach. He graduated from Livingstone College in 1965 with a Bachelor of Arts degree. Dr. Gilmore earned his Master’s degree in 1971 from Converse College and received his Ed. S. in Educational Administration studies in 1976 from the University of South Carolina – Spartanburg. Dr. Gilmore has been an active member of many organizations, serving in various capacities, including advisory board member of BB&T Bank, chairman of the local United Way Board, member of the Lander University Board of Trustees, former chairman of the South Carolina State Election Commission, former Grand Basileus of the Omega Psi Phi Fraternity, and member of the Mary Black Foundation Board of Trustees.

        William A. Hudson, 68, Class I director, founded Diversco, Inc., an outsourcing and contract services business located in Spartanburg, in 1969. Since 1969, Mr. Hudson has held various positions with Diversco, including chairman and chief executive officer; he is currently vice chairman of Diversco. He graduated from Clemson University in 1957 with a Bachelor of Science degree in education. Mr. Hudson played professional football for the San Diego Chargers, Boston Patriots, and Montreal Alouettes from 1957 until 1963. Mr. Hudson remains an active member of the business community maintaining an ownership interest in several real estate entities. He served on the Wachovia Bank advisory board from 1995 until May 1999. Mr. Hudson is a member of St. Paul United Methodist Church, S.C. Athletic Hall of Fame, and the Clemson University Athletic Hall of Fame. He currently serves on the board of directors for the Spartanburg Regional Medical Center Heart Foundation.

        Robert (Bob) W. Murdoch, Jr., 59, is senior vice president and retail banking manager of First National Bank of Spartanburg. He has over 30 years of experience in the financial services industry. Mr. Murdoch was vice president and executive officer with Spartanburg National Bank from August 1988 until February 2000, when he resigned to join First National Bank of Spartanburg. From 1980 until 1988 he was vice president and regional consumer banking manager with Southern Bank. From 1970 until 1980, Mr. Murdoch was assistant vice president and branch manager with South Carolina National Bank. Mr. Murdoch is a 1987 graduate of the Banker’s School of the South at Louisiana State University. Mr. Murdoch currently serves on the board of directors of the American Institute of Banking and also serves as a board member of the Cancer Association of Spartanburg and Cherokee County. Mr. Murdoch is also a member of Spartanburg Area Chamber of Commerce and Home Builders Association.

        Kitty B. Payne, CPA, 33, is senior vice president and chief financial officer of First National Bancshares, Inc. and First National Bank of Spartanburg. Ms. Payne was most recently employed with KPMG Peat Marwick, LLP as a senior tax manager from 1992 until November 1999 where she worked extensively with community banks in the Carolinas. Ms. Payne received her bachelors degree in financial management and accounting from Clemson University in 1992. She currently serves as president of the Breakfast of Spartanburg Business & Professional Women’s Club and is serving as the Sergeant at Arms for the Uptown Spartanburg Sertoma Club. She is an active member of the Spartanburg board of the Urban League of the Upstate and serves on the executive committee of the board of directors of Junior Achievement of Spartanburg. She is a member of the Clemson University Department of Finance Advisory Board and is also serving as a director elect of the board of the Young Bankers Division of the SC Bankers Association.

        Norman F. Pulliam, 61, Class I director, is the chairman of our board. He was president of Pulliam Investment Company from 1970 to 1999, when he was elected chairman of the board of directors. Pulliam Investment Company is a real estate development, investment and property management firm. He is a graduate of Clemson University and Harvard University Graduate School of Business Administration. He is a past member of the board of visitors of Clemson University and the board of trustees of Spartanburg Day School. He served for thirteen years as co-chairman of the board of directors of the Spartanburg Development Council and has served on the executive committee of the board of directors for the Spartanburg Area Chamber of Commerce. He is past chairman of the Piedmont Chapter of the American Red Cross, past president of the Spartanburg Boys’ Home, Spartanburg Arts Council, and currently chairman of the board of the board of commissioners for the South Carolina School for the Deaf, Blind and Multi-Handicapped. He is also a trustee of the Walker Foundation, the Spartanburg Regional Foundation and Limestone College.

        Coleman L. Young, Jr., 47, Class III director, has been the president of CLY, Inc., a dry cleaning business located in Spartanburg, since 1994. Mr. Young also serves as property manager for Coleman Young Family Limited Partnership, a real estate development company, and chairman of Upward Unlimited, a non-profit ministry. Mr. Young graduated from Clemson University in 1979 with a Bachelor of Science degree. Mr. Young served on the advisory board of First Union Bank in Spartanburg from 1995 until May 1999 and is a former board member of the Better Business Bureau of the Foothills. He is currently an active member of First Baptist Church of Spartanburg.

        David H. Zabriskie, 42, is senior vice president, chief lending officer and CRA officer. He has over 15 years experience in the financial services industry. Mr. Zabriskie was first vice president and commercial lending manager with American Federal Bank (CCB Financial) from September 1995 until December 1999, when he resigned to join First National Bank. Mr. Zabriskie has also served as a bank examiner for the Office of the Comptroller of the Currency and the Office of Thrift Supervision. Mr. Zabriskie received his bachelor’s degree in business administration from Furman University in 1984. He is an active member of the Spartanburg Area Chamber of Commerce, Junior Achievement, the Board of Trustees for the Walker Foundation (School for the Deaf and Blind), the Spartanburg Downtown Rotary Club, and the Arts Partnership of Spartanburg County.

Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

        The following table shows the compensation we paid to our president and chief executive officer for the years ended December 31, 2003, 2002 and 2001 and for all other executives who earned over $100,000 for the years ended December 31, 2003. No other executives earned over $100,000 for the year ended December 31, 2003.

Summary Compensation Table

							Long Term
							Compensation
		Annual Compensation					Awards

			Other				Number of
			Annual				Securities
			Comp-			All Other	Underlying
Name and Principal Position	Year	Salary	ensation	Bonus(1)		Compensation(3)	Options(4)

Jerry L. Calvert	2003	$132,001	(2)		$66,843	$6,678	-
President, CEO and Director	2002	$121,290	(2)		$31,256	$3,603	-
of the Company and the Bank	2001	$110,458	(2)		-	$3,437	-

Kitty B. Payne	2003	$98,875	(2)		$31,000	$3,536	-
Senior Vice President and Chief	2002	$90,738	(2)		$19,000	$1,361	-
Financial Officer of the Company	2001	$82,557	(2)	$		$1,237	-
and the Bank

David H. Zabriskie	2003	$98,901	(2)		$31,000	$1,769	-
Senior Vice President and Chief	2002	$90,738	(2)		$19,000	$681	-
Lending Officer of the Bank	2001	$82,557	(2)		$-	$618	-

Robert W. Murdoch, Jr	2003	$91,804	(2)		$27,000	$3,230	-
Senior Vice President and Retail	2002	$84,505	(2)		$15,500	$1,281	-
Banking Manager of the Bank	2001	$78,443	(2)		$-	$1,178	-

(1)	Bonuses awarded for the fiscal year were paid in the subsequent fiscal year.

(2)	Executive officers also receive indirect compensation in the form of certain prerequisites and other personal benefits which did not exceed the lesser of $50,000 or 10 percent of the executive’s annual salary and bonus.

(3)	The amount for Mr. Calvert for 2003 is comprised of (i) $1,780 in term life insurance premiums, not generally available to other employees, paid by us on behalf of Mr. Calvert and (ii) $4,898 contributed to the First National Retirement Savings Plan to match Mr. Calvert’s pre-tax deferral contributions, which was partially vested. Amounts for all other executives represent amounts contributed to the First National Retirement Savings Plan to match pre-tax deferral contributions, which were partially vested.

(4)	The number of securities underlying options does not reflect the 3 for 2 stock split distributed on March 1, 2004.

Aggregated Option Exercise and Year-End Option Values

        The following table shows the number of shares covered by both exercisable and non-exercisable options owned by the individuals named in the Summary Compensation Table as of December 31, 2003. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing options and the year-end price of First National Bancshares, Inc. common stock at March 1, 2004. There were no stock option exercises by these individuals during the year ended December 31, 2003.

Value of Unexercised In-the-
	Number of Unexercised Securities	Money Options at
	Underlying Options at Fiscal Year End	Fiscal Year End (1)

Name	Exercisable/Non-exercisable	Exercisable/Non-exercisable

Jerry L. Calvert	48,000/32,000	$672,000/$448,000
Kitty B. Payne	6,400/4,600	$89,280/$63,920
David H. Zabriskie	6,400/4,600	$89,280/$63,920
Robert W. Murdoch, Jr	6,400/4,600	$89,280/$63,920

(1)       The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price of the underlying common stock at March 1, 2004 of $24.00. We determined the market price by using the last trade of which we are aware on or before March 1, 2004. Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option. The number of unexercised securities underlying options at fiscal year end does not reflect the 3 for 2 stock split distributed on March 1, 2004.

Option Grants in Last Fiscal Year

        In 2003, we granted 15,500 options to employees at an exercise price equal to the market value of the company’s common stock on the date of the grant. The shares were granted pursuant to the First National Bancshares, Inc. 2000 Stock Incentive Plan, approved by our board of directors and shareholders. No named executive officers received grants during 2003. We may grant a total of 180,000 stock options under the plan to our officers, directors and employees. The number of stock options does not reflect the 3 for 2 stock split distributed on March 1, 2004.

Employment Agreement

        We entered into an employment agreement with Jerry Calvert on July 20, 1999 for an annually renewing three-year term, pursuant to which Mr. Calvert serves as our president, our chief executive officer, and a director of our subsidiary bank. Upon the bank opening, Mr. Calvert initially received a salary of $110,000, plus his family medical insurance premium. Mr. Calvert received a bonus of $10,000 upon the bank opening on March 27, 2000. Mr. Calvert is eligible to receive an additional bonus of up to 5% of pre-tax net income of our bank and related entities. Mr. Calvert is eligible to participate in any management incentive program or any long-term equity incentive program we adopt and is eligible for grants of stock options and other awards thereunder. Under the 2000 Stock Incentive Plan, approved at the Annual Meeting of Shareholders on May 4, 2000, with an effective date of March 6, 2000 we granted Mr. Calvert options to purchase 60,000 shares of common stock on March 27, 2000 at an exercise price of $10.00 per share. These figures do not reflect the 3 for 2 stock split distributed on March 1, 2004. The options vest over a five-year period and have a term of ten years. Additionally, Mr. Calvert participates in our other benefit programs and is entitled to a life insurance policy, lease of an automobile, and travel and business expenses. Mr. Calvert’s employment agreement also provides that following termination of his employment and for a period of 12 months thereafter, Mr. Calvert may not, without our prior written consent, serve as an executive officer of any bank, bank holding company, or other financial institution within our territory.

        As an organizer of the bank, Mr. Calvert also received a warrant to purchase two shares of common stock at a purchase price of $10.00 per share for every three shares he purchased in the offering. These warrants are represented by a separate warrant agreement which vest over a five-year period beginning February 10, 2001, and will be exercisable in whole or in part over the ten-year period following that date.

Report of the Compensation Committee

        The Compensation Committee of the Board of Directors of the Company is responsible for establishing, implementing and monitoring all compensation policies of the Company and its bank subsidiary, First National Bank of Spartanburg. The committee is also responsible for evaluating the performance of the Chief Executive Officer and recommending appropriate compensation levels. The Chief Executive Officer evaluates the performance of the executive officers of the Company and recommends individual compensation levels to the Compensation Committee.

Director Compensation

        During 2003, we paid our outside directors $300 for each board meeting they attended and $100 for each committee meeting they attended.

Security Ownership of CertainBeneficial
Owners and Management

General

        The following table shows how much of our common stock is considered to be beneficially owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 1, 2004. Each organizer received a warrant to purchase two shares of common stock at a purchase price of $10.00 per share for every three shares purchased by that organizer in the offering, for a total of 313,333 shares. The warrants, which are represented by separate warrant agreements, will vest over a five year period beginning on February 10, 2001 and will be exercisable in whole or in part during the ten-year period following that date. Unless otherwise indicated, the address of each beneficial owner is c/o First National Bancshares, Inc., 215 North Pine Street, Spartanburg, SC 29302.

	Shares Beneficially	Right To
Name	Owned (1)	Acquire (2)	Percent (3)
C. Dan Adams	50,000	26,667	6.24%
Mellnee G. Buchheit	30,000	16,000	3.78%
Jerry L. Calvert (4)	30,300	64,000	7.45%
Martha C. Chapman	20,000	10,667	2.53%
W. Russel Floyd, Jr	30,000	16,000	3.78%
Dr. C. Tyrone Gilmore, Sr	10,000	5,333	1.27%
Dr. Gaines W. Hammond, Jr	65,515	32,000	7.90%
Benjamin R. Hines	42,000	22,400	5.26%
Robert W. Murdoch, Jr	0	8,400	0.69%
William A. Hudson (5)	72,000	32,000	8.43%
Kitty B. Payne	1,500	8,400	0.82%
Norman F. Pulliam	63,300	32,000	7.72%
Peter E. Weisman	33,000	17,600	4.15%
Donald B. Wildman (6)	20,100	10,667	2.54%
Coleman L. Young, Jr	25,000	13,333	3.15%
David H. Zabriskie	1,100	8,400	0.86%

All directors and executive officers as a	493,815	323,867	53.59%
group (16 persons)

(1)         Includes shares for which the named person:

o	has sole voting and investment power,
o	has shared voting and investment power with a spouse or other immediate family member in trust, or
o	holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.
o	does not include shares that may be acquired by exercising stock options or warrants.

(2)         Includes shares that may be acquired within the next 60 days by exercising vested stock options or warrants but does not include any other stock options or warrants.

(3)         Based on 1,201,900 shares of common stock of the Company outstanding immediately prior to the 3 for 2 stock split payable
             March 1, 2004 plus the number of shares which the named person exercising all options or warrants has the right to acquire within 60 days, but that no other persons exercise any options or warrants.

(4)         Includes 100 shares owned by his son Jerry Calvert, Jr., 100 shares owned by his son Timothy R. Calvert and 100 shares owned by his daughter Casey M. Calvert in a trust in which he acts as trustee.

(5)         Includes 2,000 shares in trust for Alexa S. Hudson, 2,000 shares in trust for Lanie Ann Hudson, 2,000 shares in trust for William Alex
             Hudson, II, 2,000 shares in trust for John M. Hammond, 2,000 shares in trust for Lillian Grace Hammond and 2,000 shares in trust for
             Ross H. Hammond in which he acts as trustee.

(6)         Includes 100 shares in trust for William Reid Wildman in which he acts as custodian.

Corporate Governance

        We periodically review our corporate governance policies and procedures to ensure that we meet the highest standards of ethical conduct, report results with accuracy and transparency and maintain full compliance with the laws, rules and regulations that govern our operations. As part of this periodic review, the Board of Directors reviews and adopts best corporate governance policies and practices for us.

Code of Ethics

        We have adopted a Code of Ethics that is designed to ensure that our directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Ethics requires that our directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.

        As a mechanism to encourage compliance with the Code of Ethics, we have adopted a policy regarding our method of receiving, retaining and treating complaints received regarding accounting, internal accounting controls or auditing matters. This policy ensures that employees may submit concerns in good faith regarding questionable accounting or auditing matters in a confidential and anonymous manner without fear of dismissal or retaliation of any kind.

Meetings And Committees Of The Board Of Directors

        Our board of directors has appointed a number of committees, including an audit committee and a compensation committee. During the year ended December 31, 2003, our board and our bank’s board of directors held 13 meetings. All of our directors are determined to be independent under NASDAQ Rule 4200(a)(15) except our chief executive officer due to his service as our employee. All of our directors and the directors of the bank attended at least 75% of the aggregate of such board and committee meetings, except Dr. C. Tyrone Gilmore, Sr. who attended 64% of these meetings. All of our directors attended our 2003 annual meeting. Our board has adopted an attendance policy which requires our directors to attend the annual meeting unless the absence is excused in advance by our board chairman. We have established a process for our shareholders to send communications to our directors. Each of our directors may receive mail at the location of our principal executive offices at 215 North Pine Street, Spartanburg, SC 29302.

The audit committee is composed of Coleman L. Young, Jr., Donald B. Wildman, Mellnee Buchheit, Dr. C. Tyrone Gilmore, Sr., Dr. Gaines W. Hammond, Jr. and W. Russel Floyd, Jr. The audit committee met four times in 2003.

        The functions of the audit committee are set forth in its charter, which is included as Appendix A. The initial charter was adopted in March 2000 and amended in February 2002 and November 2003. The audit committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the board of directors.

        The compensation committee is composed of William A. Hudson, Jerry L. Calvert, Mellnee Buchheit, Martha C. Chapman, Norman F. Pulliam and Coleman L. Young, Jr. The compensation committee met six times in 2003.

        We do not have a nominating committee or a committee serving a similar function since our entire board of directors considers board nominees for election.

        Our board of directors will consider director candidates recommended by shareholders who submit nominations in accordance with our bylaws. Shareholders must deliver nominations in writing either by personal delivery or by United States mail, postage prepaid, return receipt requested, to the Secretary of the company no later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, following the close of business on the seventh day after notice of the date on which notice of such special meeting is given to shareholder. Each notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Report Of The Audit Committee Of The Board

        The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not be deemed filed under such acts.

        The audit committee has reviewed and discussed with management the audited financial statements. Management has represented to the audit committee that the financial statements were prepared in accordance with generally accepted accounting principles. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and has discussed with our independent auditors the independent auditor’s independence from us and our management. In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2003 for filing with the SEC.

        The report of the audit committee is included herein at the direction of its members Coleman L. Young, Jr., Donald B. Wildman, Mellnee Buchheit, Dr. C. Tyrone Gilmore, Sr., Dr. Gaines W. Hammond, Jr. and W. Russel Floyd, Jr. Each of these members is considered independent under Rule 4350 of the National Association of Securities Dealers’ listing standards. The audit committee does not include an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission as no committee member meets the five attributes in the qualifies as an “audit committee financial expert”. However, we believe that collectively, our committee members are capable of (i) understanding generally accepted accounting principles (“GAAP”) and financial statements, (ii) assessing the general application of GAAP in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating our financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions, all of which are attributes of an audit committee financial expert under the rule adopted by the SEC. However, to qualify as an audit committee financial expert under these new rules, an individual must also have experience preparing, auditing, analyzing, or evaluating financial statements for a company similar to ours, such as a former chief financial officer or auditor of a community bank. The board believes that each current member of our audit committee is fully qualified to monitor the performance of management, the public disclosures by the company of its financial condition and performance, our internal accounting operations, and our independent auditors.

Oversight of Accountants; Approval of Accounting Fees

        Under the provisions of its charter, the audit committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses. The audit committee has adopted pre-approval policies and procedures for audit and non-audit services. The pre-approval process requires all services to be performed by our independent auditor to be approved in advance, regardless of amount. These services may include audit services, audit related services, tax services and other services.

Consolidated Audit Fees

        The aggregate fees billed for professional services rendered by Elliott Davis, LLC during the years ended 2003 and 2002 for audit of our annual financial statements and reviews of those financial statements included in our quarterly reports filed on SEC Form 10-QSB totaled $15,610 and $9,310, respectively. The independent auditors billed an additional $7,630 and $13,220 during January 2004 and 2003, respectively, for the above services.

Audit – Related Fees

        The aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by Elliott Davis, LLC during the year ended December 31, 2003 were $1,090. These services principally include the assistance related to the issuance of the Private Placement Memorandum for the offering of trust preferred securities completed in December 2003. We did not engage the independent auditors to provide, and the independent auditors did not bill for any audit-related fees during the year ended December 31, 2002.

Tax Fees

        We did not engage the independent auditors to provide, and the independent auditors did not bill for, any tax services during the years ended December 31, 2003 or 2002.

All Other Fees

        We did not engage the independent auditors to provide, and the independent auditors did not bill for, any other services during the years ended December 31, 2003 or 2002.

Certain Relationships and Related Transactions

Interests of Management and Others in Certain Transactions

        We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us or the bank. Loans to individual directors and officers must also comply with the bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the

SEC.     Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that these forms were filed in a timely fashion during 2003 except for such filing related to a gift of shares to our senior lending officer, David Zabriskie, which was filed as soon as information became available regarding the transaction in March 2004.

Independent Auditors

        We have selected Elliott Davis, LLC to serve as our independent auditors for the year ending December 31, 2004. We expect that a representative from this firm will be present and available to answer appropriate questions at the annual meeting and will have the opportunity to make a statement if he or she desires to do so.

        On February 20, 2002, we replaced the firm of Crisp Hughes Evans, LLP and named Elliott Davis, LLC as our independent auditors. The decision to replace Crisp Hughes Evans, LLP was recommended by our audit committee and authorized by our board of directors.

        The reports of Crisp Hughes Evans, LLP on our financial statements for the fiscal years ending December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        In connection with the audits of our financial statements for the fiscal years ended December 31, 2001 and December 31, 2000, and during any subsequent interim period preceding the dismissal of Crisp Hughes Evans, LLP, there were no disagreements with Crisp Hughes Evans, LLP, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Crisp Hughes Evans, LLP would have caused Crisp Hughes Evans, LLP to make reference to the matter in their report.

        During the fiscal years ended December 31, 2001 and December 31, 2000, and during any subsequent interim period preceding the dismissal of Crisp Hughes Evans, LLP there were no “reportable events” to describe as specified in Item 304(a)(1)(iv)(B) of Regulation S-B.

        On February 21, 2002, we engaged Elliott Davis, LLC as our independent auditors for the fiscal year ended December 31, 2002, to audit our financial statements. During the fiscal year ended December 31, 2001 and the subsequent interim period preceding the engagement of Elliott Davis, LLC, we did not consult Elliott Davis, LLC on any matter requiring disclosure under Item 304(a)(2) of Regulation S-B.

Shareholder Proposals for the 2004 Annual Meeting of Shareholders

        If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2005 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than November 29, 2004. To ensure we have prompt receipt, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

        Any shareholder proposal to be made at our annual meeting, but which is not requested to be included in our proxy materials, must comply with our bylaws. Proposals must be delivered to our principal executive offices not less than 30 nor more than 60 days before the annual meeting provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, such written notice must be delivered no later than 10 days after notice of the annual meeting is mailed to shareholders.

         March 22, 2004

Appendix A

First National Bancshares, Inc.
Charter of the Audit Committee of the Board of Directors

I.         Audit Committee Purpose

The Audit Committee is a standing committee appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

o	Monitor the integrity of the Company’s financial reporting process and systems of the internal controls regarding finance, accounting, and legal compliance.

o	Monitor the independence and performance of the Company’s independent auditors.

o	Provide an avenue of communication among the independent auditors, management, internal auditors and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.         Audit Committee Composition and Meetings

The Audit Committee shall be comprised of independent nonexecutive directors, who are “independent” under the applicable requirements of the SEC and the national securities exchange on which the Company’s stock is listed, including any additional requirements for audit committee members, as interpreted by the Board of Directors in its business judgment. Members of the committee should have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board. The committee shall meet at least annually or more frequently as circumstances dictate. The committee will meet at least annually with senior management and the independent auditors.

III.       Audit Committee Responsibilities and Duties

Review Procedures of the Audit Committee are:

o	Review and reassess the adequacy of the Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three (3) years in accordance with the SEC regulations and other regulations as appropriate.

o	Review the Company’s annual financial statements prior to filing or distribution.

o	Review significant findings prepared by the independent auditors and any internal auditors together with the management’s responses.

o	Review with financial management and the independent auditors the company’s quarterly financial results prior to the release of earnings and/or the company’s quarterly financial statements prior to filing or distribution. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

A-1

o	It is the responsibility of the Company’s management to ensure that the Company’s financial statements are complete, accurate and prepared in accordance with generally accepted accounting principles. The Company’s management is also responsible for compliance with applicable laws, rules, regulations, and accounting and financial controls and standards.

With respect to independent Auditors:

o	The independent auditor is ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee should review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors and discharge of auditors when circumstances warrant.

o	The Audit Committee should receive information and reports regarding audit and non-audit services provided by the independent auditors, including a formal written statement, provided by the independent auditors, delineating all relationships between the independent auditors and the Company, addressing at least the matters set forth in Independence Standards Board Standard No. 1 and to discuss with management, the internal auditor, the independent auditors and the board of directors, as appropriate, the above information and reports, and any relationships or services disclosed in the independent auditors’ statement as to independence that may impact the objectivity and independence of the independent auditors, for purposes of assessing the independent auditors’ independence.

o	The Audit Committee shall pre-approve all audit and permitted non-audit services provided by the independent auditors (including the fees and terms thereof) in accordance with policies and procedures established by the Committee and applicable legal and regulatory requirements.

o	The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the independent auditor.

o	The Audit Committee shall discuss and receive information from internal audit, management and the independent auditors, as appropriate, on complaints or concerns regarding the Company’s accounting, internal accounting controls or auditing matters that are received by the Company, including any anonymous complaints or concerns and the procedures for receiving and handling any such complaints and concerns.

o	On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

Other Audit Committee Responsibilities are:

o	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

o	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Audit Committee or the Board of Directors deem necessary or appropriate.

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PROXY SOLICITED FOR ANNUAL MEETING
OF SHAREHOLDERS OF
FIRST NATIONAL BANCSHARES, INC.
To be held on April 20, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby constitutes and appoints Jerry L. Calvert and Norman F. Pulliam and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of First National Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held April 20, 2004 at 215 N. Pine Street, Spartanburg, South Carolina 29302, at 5:30 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: (i) “for” Proposal No. 1 to elect the four identified Class II directors to serve on the board of directors for three-year terms.

1.        PROPOSAL to elect the four identified Class II directors to serve for three year terms:

Dr. Gaines W. Hammond, Jr.
Benjamin R. Hines
Peter E. Weisman
Donald B. Wildman

[ ]	FOR all nominees	[ ]	WITHHOLD AUTHORITY
	listed (except as marked to		to vote for all nominees
the contrary)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below.

Dated:                                                              , 2004

_________________________________	_________________________________
Signature of Shareholder(s)	Signature of Shareholder(s)

_________________________________	_________________________________
Please print name	Please print name

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.